                                                                    EXHIBIT 10.5

                                     FORM OF
                    EXECUTIVE DEFERRED COMPENSATION AGREEMENT


       THIS AGREEMENT is made this _______ day of ________________, 200__, by and between STATE BANK, a state chartered commercial bank, located in La Grange, Texas (the "Bank"), and ________________ (the "Executive").

                                  INTRODUCTION

       To encourage the Executive to remain an employee of the Bank, the Bank is willing to provide to the Executive a deferred compensation opportunity. The Bank will pay the Executive's benefits from the Bank's general assets.

                                    AGREEMENT

       The Executive and the Bank agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

       Whenever used in this Agreement, the following words and phrases shall have the meanings specified:

       1.1    "Change of Control" means:

       (a) A change in the ownership of the capital stock of the Bank or Texas United Bancshares, Inc. (the "Holding Company"), whereby another corporation, person, or group acting in concert (hereinafter this Agreement shall collectively refer to any combination of these three [another corporation, person, or group acting in concert] as a "Person") as described in Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), acquires, directly or indirectly, beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of a number of shares of capital stock of the Bank or Holding Company which constitutes fifty percent (50%) or more of the combined voting power of the Bank's or Holding Company's then outstanding capital stock then entitled to vote generally in the election of directors; or

       (b) The persons who were members of the Board of Directors of the Bank or Holding Company immediately prior to a tender offer, exchange offer, contested election or any combination of the foregoing, cease to constitute a majority of the Board of Directors; or

       (c) The adoption by the Board of Directors of the Bank or the Holding Company of a merger, consolidation or reorganization plan involving the Bank or Holding Company in which the Bank or Holding Company is not the surviving entity, or a sale of all or substantially all of the assets of the Bank or Holding Company. For purposes of this Agreement, a sale of all or substantially all of the assets of the Bank or Holding Company shall be deemed to occur if any Person acquires (or during the 12-month period ending on the date of the most recent acquisition by such Person, has acquired) gross assets of the Bank or Holding Company that have an aggregate fair market value equal to fifty percent (50%) or more of the fair market value of all of the respective gross assets of the Bank or Holding Company immediately prior to such acquisition or acquisitions; or

       (d) A tender offer or exchange offer is made by any Person which, if successfully completed, results in such Person beneficially owning (within the meaning of Rule 13d-3 promulgated under the Exchange Act) either fifty percent (50%) or more of the Bank's or Holding Company's outstanding shares of Common Stock or shares of capital stock having fifty percent (50%) or more the combined voting power of the Bank's or Holding Company's then outstanding capital stock (other than an offer made by the Bank or Holding Company), and sufficient shares are acquired under the offer to cause such person to own fifty percent (50%) or more of the voting power; or

       (e) Any other transactions or series of related transactions occurring which have substantially the same effect as the transactions specified in any of the preceding clauses of this Section 1.1.

              1.1.1 "Permitted Transfers" means a Shareholder may make the following transfers, and such transfers shall not constitute a Change of Control under Section 1.1:

                      (i) To any trust created solely for the benefit of any
              Shareholder, any spouse of a Shareholder or any lineal descendent of any Shareholder;

                      (ii) To any individual or entity by bona fide gift;

                      (iii) To any spouse or former spouse of a Shareholder
              pursuant to the terms of a divorce decree;

                      (iv) To any officer or employee of the Bank Pursuant to
              any incentive stock option plan established by the Shareholders;

                      (v) To any family member of a Shareholder; or

                      (vi) After receipt of any necessary regulatory approvals,
              to any company or partnership of which a majority of the stock or interests of the company or partnership are owned by any of the Shareholders.

       1.1 "Code" means the Internal Revenue Code of 1986, as amended.

       1.2 "Compensation" means the total annual base salary paid to the Executive during a Plan Year.

       1.3 "Deferral Account" means the Bank's accounting of the Executive's accumulated Deferrals plus accrued interest.

       1.4 "Deferrals" means the amount of the Executive's Compensation, which the Executive elects to defer according to this Agreement.

       1.5 "Disability" means the Executive's suffering a sickness, accident or injury which has been determined by the carrier of any individual or group disability insurance policy covering the Executive, or by the Social Security Administration, to be a disability rendering the Executive totally and permanently disabled. The Executive must submit proof to the Bank of the carrier's or Social Security Administration's determination upon the request of the Bank.

       1.6 "Effective Date" means __________________________.

       1.7 "Election Form" means the Form attached as Exhibit 1.

       1.8 "Normal Retirement Age" means the Executive's 60th birthday.

       1.9 "Normal Retirement Date" means the later of the Normal Retirement Age or Termination of Employment.

       1.10 "Plan Year" means each consecutive twelve-month period commencing on the Effective Date of this agreement.

       1.11 "Shareholder" means the existing owners of all issued and outstanding stock of the Bank and Holding Company as of the date this Agreement is executed.

       1.12 "Termination of Employment" means that the Executive ceases to be employed by the Bank for any reason, voluntary or involuntary, other than by reason of a leave of absence approved by the Bank.

                                    ARTICLE 2
                                DEFERRAL ELECTION

       2.1 Initial Election. The Executive shall make an initial deferral election under this Agreement by filing with the Bank a signed Election Form within 30 days after the Effective Date of this Agreement. The Election Form shall set forth the amount of Compensation to be deferred and shall be effective to defer only Compensation earned after the date the Election Form is received by the Bank. The Executive shall not be permitted to make any deferrals after reaching Normal Retirement Age.

       2.2 Election Changes

              2.2.1 Generally. Upon the Bank's approval, the Executive may modify the amount of Compensation to be deferred annually by filing a new Election Form with the Bank prior to the beginning of the Plan Year in which the Compensation is to be deferred. The modified deferral election shall not be effective until the calendar year following the year in which the subsequent Election Form is received and approved by the Bank.

              2.2.2 Hardship. If an unforeseeable financial emergency arising from the death of a family member, divorce, sickness, injury, catastrophe or similar event outside the control of the Executive occurs, the Executive, by written instructions to the Bank, may reduce future deferrals under this Agreement.

                                    ARTICLE 3
                                DEFERRAL ACCOUNT

       3.1 Establishing and Crediting. The Bank shall establish a Deferral Account on its books for the Executive and shall credit to the Deferral Account the following amounts:

              3.1.1 Deferrals. The Compensation deferred by the Executive as of the time the Compensation would have otherwise been paid to the Executive.

              3.1.2 Interest. At the end of each Plan Year under this Agreement and immediately prior to the payment of any benefits, but only until commencement of the benefit payments under this Agreement, interest is to be credited on the account balance at an annual rate equal to 10 percent, compounded annually.

              3.1.3 Vesting. The Executive shall always be 100 percent vested in the Deferrals credited to his Deferral Account. The Executive shall vest in 10 percent of the Interest credited under Section 3.1.2 during the first Plan Year. During each subsequent Plan Year, the Executive shall vest in an additional 10 percent of the Interest credited on the Deferral Account, until the Executive is 100 percent vested in the Interest credited to the Deferral Account at the end of Plan Year 10.

       3.2 Statement of Accounts. The Bank shall provide to the Executive, within 120 days after the end of each Plan Year, a statement setting forth the Deferral Account balance.

       3.3 Accounting Device Only. The Deferral Account is solely a device for measuring amounts to be paid under this Agreement. The Deferral Account is not a trust fund of any kind. The Executive is a general unsecured creditor of the Bank for the payment of benefits. The benefits represent the mere Bank promise to pay such benefits.

                                    ARTICLE 4
                            BENEFITS DURING LIFETIME

       4.1 Normal Retirement Benefit. Upon the Normal Retirement Date, the Bank shall pay to the Executive the benefit described in this Section 4.1 in lieu of any other benefit under this Agreement.

              4.1.1 Amount of Benefit. The benefit under this Section 4.1 is the Deferral Account balance at the Executive's Normal Retirement Date.

              4.1.2 Payment of Benefit. The Bank shall pay the benefit to the Executive in 180 equal monthly installments. Payments shall be made on the last day of the month commencing with the month following the Executive's Normal Retirement Date. The Bank shall credit interest at an annual rate of 7.5 percent, compounded annually, on the remaining account balance during any applicable installment period.

       4.2 Early Termination Benefit. Upon Termination of Employment prior to the Normal Retirement Age for reasons other than death, Change of Control or Disability, the Bank shall pay to the Executive the benefit described in this
Section 4.2 in lieu of any other benefit under this Agreement.

              4.2.1 Amount of Benefit. The benefit under this Section 4.2 is the vested portion of the Deferral Account balance at the Executive's Termination of Employment.

              4.2.2 Payment of Benefit. The Bank shall pay the benefit to the Executive in a lump sum within 60 days following Termination of Employment.

       4.3 Disability Benefit. If the Executive terminates employment due to Disability prior to Normal Retirement Age, the Bank shall pay to the Executive the benefit described in this Section 4.3 in lieu of any other benefit under this Agreement.

              4.3.1 Amount of Benefit. The benefit under this Section 4.3 is the Deferral Account balance at the Executive's Termination of Employment, without regard to any vesting limitations under Section 3.1.3.

              4.3.2 Payment of Benefit. The Bank shall pay the benefit to the Executive in a lump sum within 60 days following Termination of Employment.

       4.4 Change of Control Benefit. Upon a Change of Control, followed within 36 months by either (i) the Bank terminating the Executive's employment; or (ii) the Executive terminating employment after either a material reduction in job responsibilities or a reduction in the cash compensation paid annually the Executive prior to his Normal Retirement Date, the Bank shall pay

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to the Executive the benefit described in this Section 4.4 in lieu of any other benefit under this Agreement.

              4.4.1 Amount of Benefit. The benefit under this Section 4.4 is the Deferral Account balance on the Executive's Termination of Employment, without regard to any vesting limitation under Section 3.1.3.

              4.4.2 Payment of Benefit. The Bank shall pay the benefit to the Executive in a lump sum within 60 days following Termination of Employment.

              4.4.3 Excess Parachute Payment. Notwithstanding any provision of this Agreement to the contrary, the Bank shall not pay any benefit under this Agreement to the extent the benefit would create an excise tax under the excess parachute rules of Section 280G of the Code.

       4.5 Hardship Distribution. Upon the Board of Director's determination (following petition by the Executive) that the Executive has suffered an unforeseeable financial emergency as described in Section 2.2.2, the Bank shall distribute to the Executive all or a portion of the Deferral Account balance as determined by the Bank, but in no event shall the distribution be greater than is necessary to relieve the financial hardship. Upon such a distribution, the Deferral Account Balance shall be reduced accordingly, and no further deferrals shall be permitted for the remainder of that Plan Year.

                                    ARTICLE 5
                                 DEATH BENEFITS

       5.1 Death During Active Service. If the Executive dies while in the employment of the Bank, the Bank shall pay to the Executive's beneficiary the benefit described in this Section 5.1 in lieu of any other benefit under this Agreement.

              5.1.1 Amount of Benefit. The benefit under this Section 5.1 is the greater of: (i) the Deferral Account balance at the Executive's death; or
       b) $_______.

              5.1.2 Payment of Benefit. The Bank shall pay the benefit to the Executive's beneficiary in a lump sum within 60 days following the Executive's death.

       5.2 Death During Payment of a Benefit. If the Executive dies after any benefit payments have commenced under this Agreement but before receiving all such payments, the Bank shall pay the remaining benefits to the Executive's beneficiary at the same time and in the same amounts they would have been paid to the Executive had the Executive survived.

       5.3 Death After Termination of Employment But Before Benefit Payments Commence. If the Executive is entitled to benefit payments under this Agreement, but dies prior to the commencement of said benefit payments, the Bank shall pay the same benefit payments to the Executive's beneficiary that the Executive was entitled to prior to death except that the benefit payments shall commence on the first day of the month following the date of the Executive's death.

                                    ARTICLE 6
                                  BENEFICIARIES

       6.1 Beneficiary Designations. The Executive shall designate a beneficiary by filing a written designation with the Bank. The Executive may revoke or modify the designation at any time by filing a new designation. However, designations will only be effective if signed by the Executive and received by the Bank during the Executive's lifetime. The Executive's beneficiary designation shall be deemed automatically revoked if the beneficiary predeceases the Executive or if the Executive names a spouse as beneficiary and the marriage is subsequently dissolved. If the Executive dies without a valid beneficiary designation, all payments shall be made to the Executive's estate.

       6.2 Facility of Payment. If a benefit is payable to a minor, to a person declared incompetent, or to a person incapable of handling the disposition of his or her property, the Bank may pay such benefit to the guardian, legal representative or person having the care or custody of such minor, incompetent person or incapable person. The Bank may require proof of incompetence, minority or guardianship as it may deem appropriate prior to distribution of the benefit. Such distribution shall completely discharge the Bank from all liability with respect to such benefit.

                                    ARTICLE 7
                               GENERAL LIMITATIONS

       7.1 Termination for Cause. Notwithstanding any provision of this Agreement to the contrary, the Bank shall not pay any benefit under this Agreement that is in excess of the Executive's Deferrals (i.e., the interest earned on the Deferral Account) if the Bank terminates the Executive's employment for:

           (a) Gross negligence or gross neglect of duties to the Bank;

           (b) Commission of a felony or of a gross misdemeanor involving moral turpitude in connection with the Executive's employment with the Bank; or

           (c) Fraud, disloyalty, dishonesty or willful violation of any law or significant Bank policy committed in connection with the Executive's employment and resulting in an adverse effect on the Bank.

The Executive's Deferrals shall be paid to the Executive in a manner to be determined by the Bank. No interest shall be credited to the Deferrals during any applicable installment period.

       7.2 Suicide or Misstatement. The Bank shall not pay any benefit under this Agreement exceeding the Deferral Account if the Executive commits suicide within three years after the date of this Agreement. In addition, the Bank shall not pay a benefit under this Agreement exceeding the Deferral Account if the Executive has made any material misstatement of fact on an employment application or resume provided to the Bank, or on any application for any benefits provided by the Bank to the Executive.

       7.3 Golden Parachute Payment. Notwithstanding any provision of the Agreement to the contrary, the Bank shall not be required to pay any benefit under this Agreement if, upon the advice of counsel, the Bank determines the payment of such benefit would be prohibited by 12 C.F.R. Part 359 or any successor regulations regarding employee compensation promulgated by any regulatory agency having jurisdiction over the Bank or its affiliates, or to the extent the benefit would be a non-deductible parachute payment under Section 280G of the Code. To the extent possible, such benefit payment shall be proportionately reduced to allow payment within the fullest extent permissible under applicable law.

                                    ARTICLE 8
                          CLAIMS AND REVIEW PROCEDURES

       8.1 Claims Procedure. An Executive or beneficiary ("claimant") who has not received benefits under the Agreement that he or she believes should be paid shall make a claim for such benefits as follows:

              8.1.1 Initiation - Written Claim. The claimant initiates a claim by submitting to the Bank a written claim for the benefits.

              8.1.2 Timing of Bank Response. The Bank shall respond to such claimant within 90 days after receiving the claim. If the Bank determines that special circumstances require additional time for processing the claim, the Bank can extend the response period by an additional 90 days by notifying the claimant in writing, prior to the end of the initial 90-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Bank expects to render its decision.

              8.1.3 Notice of Decision. If the Bank denies part or all of the claim, the Bank shall notify the claimant in writing of such denial. The Bank shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

                    (a) The specific reasons for the denial,

                    (b) A reference to the specific provisions of the Agreement on which the denial is based,

                    (c) A description of any additional information or material necessary for the claimant to perfect the claim and an explanation of why it is needed,




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

                    (d) An explanation of the Agreement's review procedures and the time limits applicable to such procedures, and

                    (e) A statement of the claimant's right to bring a civil
              action under ERISA Section 502(a) following an adverse benefit determination on review.

       8.2 Review Procedure. If the Bank denies part or all of the claim, the claimant shall have the opportunity for a full and fair review by the Bank of the denial, as follows:

              8.2.1 Initiation - Written Request. To initiate the review, the claimant, within 60 days after receiving the Bank's notice of denial, must file with the Bank a written request for review.

              8.2.2 Additional Submissions - Information Access. The claimant shall then have the opportunity to submit written comments, documents, records and other information relating to the claim. The Bank shall also provide the claimant, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant's claim for benefits.

              8.2.3 Considerations on Review. In considering the review, the Bank shall take into account all materials and information the claimant submits relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

              8.2.4 Timing of Bank Response. The Bank shall respond in writing to such claimant within 60 days after receiving the request for review. If the Bank determines that special circumstances require additional time for processing the claim, the Bank can extend the response period by an additional 60 days by notifying the claimant in writing, prior to the end of the initial 60-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Bank expects to render its decision.

              8.2.5 Notice of Decision. The Bank shall notify the claimant in writing of its decision on review. The Bank shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

                    (a) The specific reasons for the denial,

                    (b) A reference to the specific provisions of the Agreement on which the denial is based,

                    (c) A statement that the claimant is entitled to receive,
              upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant's claim for benefits, and

                    (d) A statement of the claimant's right to bring a civil
              action under ERISA Section 502(a).

                                    ARTICLE 9
                           AMENDMENTS AND TERMINATION

       This Agreement may be amended or terminated only by a written agreement signed by the Bank and the Executive.

       Notwithstanding the previous paragraph in this Article 9, the Bank may amend or terminate this Agreement at any time if, pursuant to legislative, judicial or regulatory action, continuation of the Agreement would (i) cause benefits to be taxable to the Executive prior to actual receipt, or (ii) result in significant financial penalties or other significantly detrimental ramifications to the Bank (other than the financial impact of paying the benefits). Unless otherwise agreed to in writing by the Executive and the Bank, in no event shall this Agreement be terminated under this section without the Bank's payment to the Executive of 100 percent of the Deferral Account balance. Payment of proceeds under this Article 9 shall be made by the Bank to the Executive within 60 days following formal termination of this Agreement

                                   ARTICLE 10
                                  MISCELLANEOUS

       10.1 Binding Effect. This Agreement shall bind the Executive and the Bank and their beneficiaries, survivors, executors, administrators and transferees.

       10.2 No Guarantee of Employment. This Agreement is not a contract for employment. It does not give the Executive the right to remain an employee of the Bank, nor does it interfere with the Bank's right to discharge the Executive. It also does not require the Executive to remain an employee nor interfere with the Executive's right to terminate employment at any time.

       10.3 Non-Transferability. Benefits under this Agreement cannot be sold, transferred, assigned, pledged, attached or encumbered in any manner, except in accordance with Article 6 with respect to designation of beneficiaries.

       10.4 Tax Withholding. The Bank shall withhold any taxes that are required to be withheld from the benefits provided under this Agreement.

       10.5 Applicable Law. The Agreement and all rights hereunder shall be governed by the laws of Texas, except to the extent preempted by the laws of the United States of America.

       10.6 Unfunded Arrangement. The Executive and the Executive's beneficiary are general unsecured creditors of the Bank for the payment of benefits under this Agreement. The benefits represent the mere promise by the Bank to pay such benefits. The rights to benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors. Any insurance on the Executive's life is a general asset of the Bank to which the Executive and the Executive's beneficiary have no preferred or secured claim.

       10.7 Reorganization. The Bank shall not merge or consolidate into or with another company, or reorganize, or sell substantially all of its assets to another company, firm, or person unless such succeeding or continuing company, firm, or person agrees to assume and discharge the obligations of the Bank under this Agreement. Upon the occurrence of such event, the term "Bank" as used in this Agreement shall be deemed to refer to the successor or survivor company.

       10.8 Entire Agreement. This Agreement constitutes the entire agreement between the Bank and the Executive as to the subject matter hereof. No rights are granted to the Executive by virtue of this Agreement other than those specifically set forth herein.

       10.9 Administration. The Bank shall have powers which are necessary to administer this Agreement, including but not limited to:

            (a) Interpreting the provisions of the Agreement;

            (b) Establishing and revising the method of accounting for the Agreement;

            (c) Maintaining a record of benefit payments; and

            (d) Establishing rules and prescribing any forms necessary or desirable to administer the Agreement.

       10.10 Named Fiduciary. For purposes of the Employee Retirement Income Security Act of 1974, if applicable, the Bank shall be the named fiduciary and plan administrator under this Agreement. The named fiduciary may delegate to others certain aspects of the management and operation responsibilities of the plan including the employment of advisors and the delegation of ministerial duties to qualified individuals.

       10.11 Severability. Without limitation of any other Article contained herein, in case any one or more provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any other respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement. In the event any one or more of the provisions found in the Agreement shall be held to be invalid, illegal or unenforceable by any governmental regulatory agency or court of competent jurisdiction, this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been a part of this Agreement, and such provision shall be deemed substituted by such other provisions as will most nearly accomplish the intent of the parties to the extent permitted by applicable law.

       IN WITNESS WHEREOF, the Executive and a duly authorized Bank officer have signed this Agreement.


EXECUTIVE:                               BANK:

                                         STATE BANK

------------------------------------     BY
[NAME]                                      ------------------------------------

                                         TITLE
                                               ---------------------------------

                                    EXHIBIT 1
                                       TO
                                   STATE BANK
                    EXECUTIVE DEFERRED COMPENSATION AGREEMENT

                                DEFERRAL ELECTION

I elect to defer my Compensation pursuant to this Agreement with the Bank, as follows:

--------------------------------------------------------------------------------
             AMOUNT OF DEFERRAL                         DURATION
================================================================================
[INITIAL AND COMPLETE ONE]                    [INITIAL ONE]

____   I elect to defer ____% of my            ____   One Year only
       Compensation annually.
                                               ____   For ______ [INSERT
____   I elect to defer $______ of my                 NUMBER] Years
       Compensation annually.
                                               ____   Until Termination
____   I elect not to defer any of my                 of Employment
       Compensation.
                                               ____   Until ___________,
                                                      ___________ (date)

--------------------------------------------------------------------------------

Upon the Bank's approval, I understand that I may change the amount and duration of my deferrals by filing a new election form with the Bank; provided, however, that any subsequent election will not be effective until the calendar year following the year in which the new election is received by the Bank.


Signature
          ----------------------------------

Date
     ---------------------------------------

Received by the Bank this ________ day of ___________________, 200__.


By
   -----------------------------------------


Title
      --------------------------------------

                             BENEFICIARY DESIGNATION

                                   STATE BANK
                    EXECUTIVE DEFERRED COMPENSATION AGREEMENT

I designate the following as beneficiary of benefits under this Agreement payable following my death:

Primary:
        ------------------------------------------------------------------------


--------------------------------------------------------------------------------

Contingent:
            --------------------------------------------------------------------


--------------------------------------------------------------------------------

NOTE: TO NAME A TRUST AS BENEFICIARY, PLEASE PROVIDE THE NAME OF THE TRUSTEE(S)
      AND THE EXACT NAME AND DATE OF THE TRUST AGREEMENT.

I understand that I may change these beneficiary designations by filing a new written designation with the Bank. I further understand that the designations will be automatically revoked if the beneficiary predeceases me, or, if I have named my spouse as beneficiary and our marriage is subsequently dissolved.


DATE:
     --------------------------------    --------------------------------------
                                         [NAME]


                                         CONSENTED TO BY EXECUTIVE'S SPOUSE:


DATE:
     --------------------------------    --------------------------------------
                                         SPOUSE'S SIGNATURE


Received by the Bank this ________ day of ___________________, 200__.


By
   -----------------------------------------

Title
      --------------------------------------